Exhibit 99.1

BBCN Bancorp Announces Acquisition of Chicago-Based Foster Bankshares

-- Merger Positions BBCN as Leading Korean-American Bank in Chicago;

Provides Entry to Greater Washington D.C. Metropolitan Market --

LOS ANGELES--(BUSINESS WIRE)--April 16, 2013--Los Angeles-based BBCN Bancorp, Inc. (NASDAQ: BBCN) and Chicago-based Foster Bankshares, Inc. today jointly announced the signing of a definitive agreement under which Foster Bankshares will merge with and into BBCN. The transaction positions BBCN as the leading Korean-American bank in Chicago and provides an entry to the Korean-American community in the greater Washington D.C. metropolitan area.

As of December 31, 2012, Foster Bankshares had total assets of $412.6 million, total loans of $326.9 million and total deposits of $357.4 million. Foster Bank, a wholly owned subsidiary of Foster Bankshares, was founded in 1989 as one of the first Korean-American banks in the Chicago area. Foster Bank is a state-chartered bank, operating eight branches in the Chicago metropolitan area and one branch in Annandale, Virginia. The transaction is expected to close during the second half of 2013, subject to regulatory approvals and satisfaction of other customary closing conditions.

“This partnership underscores BBCN’s strategic objective to be the dominant Korean-American bank in the markets in which we operate,” said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp. “The combination adds the rich heritage of one of Chicago’s first Korean-American banks to BBCN. As the logistical hub to commerce, finance and trade in the Midwest, the Chicago market represents a large and solid base from which we see longer term opportunities to grow our franchise. In addition, we are excited to be expanding our banking footprint into the D.C. metropolitan area, a region that represents one of the fastest growing populations of Korean-Americans in the country.”

“We are very pleased to be joining the BBCN family,” said Paul Byungtag Kim, President and Chief Executive Officer of Foster Bankshares. “We believe this is an excellent opportunity for our shareholders, customers and employees to realize enhanced value by being a part of an organization with considerably deeper resources, operational scale and a steady stream of core earnings. We look forward to continuing our legacy of excellent customer service and fostering the healthy growth of our communities.”

Under the terms of the merger agreement, the transaction is valued at approximately $4.6 million, valuing each outstanding share of Foster common stock at $34.67. Foster shareholders will have a choice between electing to receive the cash value per share or, for shareholders who qualify as accredited investors, 2.62771x shares of BBCN common stock for each share of Foster Bankshares or a combination thereof, with no limitations on the consideration mix. The consideration for the transaction is subject to reduction in certain events. Foster has no outstanding options or warrants.

On a pro forma combined basis including BBCN’s recent acquisition of Pacific International Bancorp and the proposed acquisition Foster Bankshares, BBCN would have total assets of $6.2 billion, total loans outstanding of $4.8 billion and total deposits of $4.9 billion as of December 31, 2012. Upon completion of the transaction, BBCN will increase its presence in Chicago from two branches, including a new BBCN branch to be opened during the current second quarter, to 10 branches. In addition, the transaction will provide BBCN with a first entry point to the D.C. metropolitan market with a branch in Annandale and a self-service ATM in Centreville, Virginia.

BBCN was advised by the investment banking firm of Keefe, Bruyette & Woods, a Stifel Company, and the law firm of Arnold & Porter LLP. Foster Bankshares was advised by the investment banking firm of FIG Partners LLC and the law firm of Barack Ferrazzano Kirschbaum & Nagelberg LLP.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the parent company of BBCN Bank, the largest Korean-American bank in the nation with $5.6 billion in assets as of December 31, 2012. The acquisition of Seattle-based Pacific International Bancorp, Inc. on February 15, 2013 increased the company’s total assets to $5.8 billion. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 44 branches in California, New York, New Jersey, Washington and Illinois, along with five loan production offices in Seattle, Denver, Dallas, Atlanta and Northern California. BBCN specializes in core business banking products for small- and medium-sized companies, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

About Foster Bankshares, Inc.

Foster Bankshares, Inc. is the holding company of Foster Bank, the only Korean-American Bank headquartered in the Midwest. Established in Chicago in February 1989, Foster Bank serves the banking needs of Korean-American and other ethnic communities through eight branches in the Chicago metropolitan area and one branch in Northern Virginia. Foster Bank employs 120 full-time equivalent employees and its deposits are insured by the FDIC to the extent provided by law. Foster Bank is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains statements regarding the proposed transaction between BBCN Bancorp and Foster Bankshares, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of BBCN Bancorp and Foster Bankshares. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of BBCN Bancorp and Foster Bankshares and the combined company, as well as the businesses and markets in which they operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements, which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to regulatory approval and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating BBCN Bancorp and Foster Bankshares and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined company will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined company’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined company’s business and operating results.

For a more complete list and description of such risks and uncertainties, refer to BBCN Bancorp’s Form 10-K for the year ended December 31, 2012, as well as other filings made by BBCN Bancorp with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, BBCN Bancorp and Foster Bankshares disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

CONTACT:
For BBCN:
Angie Yang
SVP, Investor Relations
213-251-2219
angie.yang@BBCNbank.com
or
For Foster:
Patrick O’Connor
VP, Public Relations and Legal Affairs
773-279-4907
patrick.oconnor@fosterbank.com